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               AMENDMENT NO. ONE TO AGREEMENT AND PLAN OF MERGER

  THIS AMENDMENT NO. ONE (this "Amendment") is made and entered into as of November 7, 1997, by and among NATIONAL DATA CORPORATION ("NDC"), a Delaware corporation; DUNKIRK, INC. ("Sub"), a Delaware corporation; and SOURCE INFORMATICS INC. ("Source"), a Delaware corporation.

                                    Preamble

  WHEREAS, NDC, Sub and Source entered into an Agreement and Plan of Merger dated as of August 20, 1997 (the "Agreement"), which, among other things, provided that NDC would acquire Source pursuant to the merger of Sub with and into Source (the "Merger"); and

  WHEREAS, pursuant to Section 9.2 (h)(ii) of the Agreement, it is a condition to NDC's obligation to consummate the Merger that Source and Walsh International Inc. ("Walsh") execute and deliver to NDC a licensing arrangement between Source and Walsh relating to operations of Walsh in Asia (the "East Asia License Agreement"); and

  WHEREAS, NDC, Source and Walsh have agreed to terminate negotiations with respect to the East Asia License Agreement and NDC, Sub and Source have agreed to remove the consummation of such agreement from the conditions precedent to consummation of the Merger; and

  WHEREAS, NDC, Sub and Source desire to amend the Agreement to reflect the elimination of such condition; and

  WHEREAS, NDC, Sub and Source are of the opinion that the foregoing is in the best interests of the parties and their respective stockholders.

  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

  A. Section 9.2(h) of Article 9 of the Agreement shall be deleted in its entirety and replaced with the following:

  (h) Additional Agreements. Each of the following agreements, in the form attached hereto as an Exhibit, with such additions and changes as may be approved by NDC and all parties thereto, shall have been executed and delivered to NDC:

(i) Source Europe License Agreement-Exhibit 7.
(ii) Source Europe Transition Services Agreement-Exhibit 8.
(iii) Assignment of Lease for Source property in Newtown, PA-Exhibit 9.
(iv) Sublease for use of property in Newtown, PA-Exhibit 10.
(v) Sublease for use of property in Phoenix, AZ-Exhibit 11.
(vi) SL Services Agreement-Exhibit 12.

  B. Section 9.2(j) of Article 9 of the Agreement shall be deleted in its entirety and replaced with the following:

  (j) Indemnification Waivers. Each director and officer of Source shall have executed and delivered to NDC Waivers in substantially the form of Exhibit 13 which will provide that such director or officer release their rights of indemnification under the bylaws of Source or Sub or the DGCL or otherwise with respect to claims arising from their acting or failing to act in connection with the Divestiture or with the allocation of consideration to be paid by NDC pursuant to the transactions contemplated by this Agreement and the PMSI Agreement, except and to the extent such is covered by directors' and officers' insurance.

  C. Section 9.3(d) of Article 9 of the Agreement shall be deleted in its entirety and replaced with the following:

  (d) Opinion of Counsel. Source shall have received an opinion of either the General Counsel of NDC or Alston & Bird LLP, counsel to NDC, dated as of the Effective Time, in form reasonably acceptable to Source, as to the matters set forth in Exhibit 14.
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  D. The definition of "Exhibits" in Section 12.1 of Article 12 of the
Agreement shall be deleted in its entirety and replaced with the following:

  "Exhibits" 1 through 14, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

  E. The "List of Exhibits" shall be deleted in its entirety and replaced with the following:

                                LIST OF EXHIBITS

Exhibit
 Number Description
------- ------------------------------------------------------------------
   1.   Form of Escrow Agreement. ((S) 4.3).
   2.   Form of Stockholders' Voting Agreement. ((S) 5.21).
   3.   Form of agreement of affiliates of Source. ((S) 8.12).
   4.   Matters as to which Reboul, MacMurray, Hewitt,
         Maynard & Kristol will opine. ((S) 9.2(d)).
   5.   Terms of Employment Agreements. ((S) 9.2(f)).
   6.   Form of Noncompetition Agreement. ((S) 9.2(g)).
   7.   Form of Source Europe License Agreement.
   8.   Form of Source Europe Transition Services Agreement.
   9.   Form of Assignment of Lease for Source property in Newtown, PA.
  10.   Form of Sublease for use of property in Newtown, PA.
  11.   Form of Sublease for use of property in Phoenix, AZ.
  12.   Form of SL Services Agreement.
  13.   Form of Waiver. ((S) 9.2(k)).
  14.   Matters as to which Alston & Bird LLP will opine. ((S) 9.3(d)).

  All capitalized terms contained in this Amendment and no otherwise defined shall have the meaning ascribed to them in the Agreement.

  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

National Data Corporation

                             By: /s/ E. Michael Ingram
                                -------------------------------------
                             Name: E. Michael Ingram
                             Title: Senior Vice President

                             Dunkirk, Inc.

                             By: /s/ E. Michael Ingram
                                -------------------------------------
                             Name: E. Michael Ingram
                             Title: Senior Vice President

                             Source Informatics Inc.

                             By: /s/ Warren J. Hauser
                                -------------------------------------
                             Name: Warren J. Hauser
                             Title: Vice President